UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

POWERCOMPUTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	PWCM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement

The information contained under Item 2.03 below is hereby incorporated by reference into this Item 1.01

Item 2.03 Creation of a Direct Financial Obligation

Loan from Arch Lending

On July 27, 2026, PowerCompute, Inc. (the “Company”), through its wholly owned subsidiary US Digital Mining and Hosting Co, LLC, entered into a bridge loan transaction (the “Bridge Loan”) whereunder it borrowed an aggregate of $18 million from ChainFi Inc. d/b/a Arch Lending (“Arch”) under two separate Promissory Notes (the “Bridge Notes”). The purpose of the Bridge Loan was to fund the repayment in its entirety of the Company’s $18 million in aggregate indebtedness to Galaxy Digital LLC and DE & AJ Liebel Limited Partnership in advance of the completion of a secured term loan facility with Arch to be secured by the Bitcoin in the Company’s treasury. The Company and Arch are currently finalizing the terms and documents relating to the anticipated secured term loan facility. The Bridge Notes have a maturity date of July 31, 2026 (which the Company expects will be extended through the execution of the term loan facility) and bear interest at the Applicable Federal Rate published by the Internal Revenue Service, with interest due at maturity. The Bridge Notes also contain customary representations, warranties, covenants and events of default (including a default interest rate of 15% per annum).

Extension of Loan with Brown Family Enterprises

On July 28, 2026, we entered into a Third Amendment to Secured Promissory Note with Brown Family Enterprises, LLC under which the Company and Brown Family Enterprises agreed to extend the maturity date of the $1,1250,000 loan from Brown Family Enterprises to December 31, 2026 (the “Third Amendment”).

The foregoing summaries of the Bridge Notes and Third Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Promissory Note, dated July 27, 2026, in principal amount of $11,005,502.75 by US Digital Mining & Hosting Co, LLC and ChainFi Inc. d/b/a Arch Lending.
10.2	Promissory Note, dated July 27, 2026, in principal amount of $7,063,342.53 by US Digital Mining & Hosting Co, LLC and ChainFi Inc. d/b/a Arch Lending.
10.3	Third Amendment to Secured Promissory Note, dated July 28, 2026, by PowerCompute, Inc. payable to Brown Family Enterprises, LLC
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

***

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PowerCompute, Inc.

Date:	July 31, 2026	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer